Exhibit 99.(e)(5)

AMENDMENT TO DISTRIBUTION AGREEMENT

This AMENDMENT to DISTRIBUTION AGREEMENT (the “Amendment”) made as of March 21, 2016 to become effective on the Effective Date between CAVANAL HILL FUNDS, formerly known as American Performance Funds, a Massachusetts business trust (the “Trust”) and BOSC, INC. (“Distributor”), to that certain Distribution Agreement, dated August 2, 2007, between the Trust and Distributor (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, that consists of 11 separate funds (the “Funds”) offered in various classes (the “Classes”) as of the date hereof;

WHEREAS, the Distributor serves as distributor of the shares of beneficial interest of each series of the Trust pursuant to the Agreement;

WHEREAS, Distributor and the Trust wish to enter into this Amendment to the Agreement in order to ensure that the Agreement reflects the proper names of the various Funds and Classes;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Distributor hereby agree as follows:

1.           Effective Date.

The effective date of this Amendment (the “Effective Date”) shall be the date upon which the Post-Effective Amendment to the Registration Statement for the Cavanal Hill Funds that was filed January 6, 2016 becomes effective with the Securities and Exchange Commission.

2.           Funds.

(a)           Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

(b)           Schedule A of Schedule B (the “Distribution and Shareholder Services Plan”) of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

3.           Representations and Warranties.

(a)           The Trust represents (i) that it has full power and authority to enter into and perform this Amendment and (ii) that this Amendment will be presented to the Board of Trustees of the Trust (the “Board”) for the Board’s review and approval.

(b)           Distributor represents that it has full power and authority to enter into and perform this Amendment.

4.           Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement. Except as set forth herein, the Agreement shall remain in full force and effect.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all which, taken together, shall constitute one and the same agreement.

*       *       *       *       *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Distribution Agreement to be duly executed on the day and year first above written to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger

Name:	James L. Huntzinger

Title:	President

BOSC, INC.

By:	/s/ Scott Grauer

Name:	Scott Grauer

Title:	Chief Executive Officer

SCHEDULE A

Schedule A to the

Distribution Agreement

Effective as of April 1, 2016

FUNDS

Short-Term Income Fund

Intermediate Bond Fund

Bond Fund

Intermediate Tax-Free Bond Fund

Active Core Fund

U.S. Large Cap Equity Fund

Opportunistic Fund

World Energy Fund

U.S. Treasury Fund

Government Securities Money Market Fund

Tax-Free Money Market Fund

SCHEDULE B

Schedule A to the

Amended and Restated

Distribution and Shareholder Services Plan

Effective as of April 1, 2016

Name of Fund	Compensation*

Cavanal Hill Government Securities Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Premier Shares+	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Active Core Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill World Energy Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill World Energy Fund’s average daily net assets.

*      All fees are computed daily and paid monthly.

+      As of the Effective Date, these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Plan.